Scudder Kemper Investments, Inc.
                                                Two International Place
                                                Boston, MA  02110

                                                December 30, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


         RE: Global Discovery Fund (the "Fund"), a series of Global/ International Fund, Inc. (the "Corporation") (Reg. No.
                  33-5724) (811-4670) Post Effective Amendment No. 42 to the Registration Statement on Form N-1A


Ladies and Gentlemen:

         We are filing today through the EDGAR system on behalf of the Fund, pursuant to Rule 485(a) under the Securities Act of 1933 (the "Securities Act") and Rule 8b-16 under the Investment Company Act of 1940 (the "1940 Act"), Post-Effective Amendment No. 42 to the above-referenced Corporation's Registration Statement on Form N-1A (the "Amendment"). We are requesting selective review with respect to Items 1-4 of Form N-1A for the Fund. The registration statement of the Corporation is either presently consistent, or is expected to be consistent with previous registration statements already reviewed by the Securities and Exchange Commission (the "Commission").

         The Amendment is filed pursuant to Rule 485(a) under the Securities Act of 1933 and Rule 8b-16 under the 1940 Act, for review and comment by the staff of the Commission. The Amendment is expected to become effective on March 1, 2000.

         The two principal purposes of this filing: (i) to comply with the amendments to Form N-1A and (ii) to comply with the plain English requirements of Rule 481 of the Securities Act. Because the changes in the Fund's Prospectus were so voluminous, only the Fund's Statement of Additional Information (the "SAI") has been electronically coded to show changes from the SAI dated March 1, 1999 filed with the Commission on March 1, 1999.

         Please direct any comments or questions on this filing to James Cove at
(617) 295-3357.

                                                Very truly yours,

                                                /s/James Cove
                                                James Cove
                                                Scudder Kemper Investments, Inc.


       cc:        G. Konzal, Esq., Dechert, Price & Rhoads